Exhibit 99.6

ASSIGNMENT AND ASSUMPTION OF CONTRACT

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT (“Assignment”) is made as of the 9th day of September, 2011, between WIGAM LLC, a Delaware limited liability company (the “Assignor”), and RPG FS ACQUISITION LIMITED, a company incorporated in the Republic of Cyprus (the “Assignee”).

WHEREAS:                      On August 22, 2011, WIN GAMING MEDIA, INC., a Nevada corporation (the “Company”), entered a Securities Purchase Agreement (the “Agreement”) with the Assignor for, in part, the sale of securities, the issuance of a warrant and the designation of a director of the Company by the Assignor on or after August 31, 2011 (the “Closing”); and further

WHEREAS:                      The Agreement contemplates raising $1,000,000 from the Assignor in exchange for 12,500,000 shares (the “Shares”) of the Company’s common stock at a price of $0.08 per share, and the granting to the Assignor of a five-year warrant to purchase up to an additional 6,250,000 shares of the Company’s Common Stock at an exercise price of $0.08 per share (the “Warrant”), with such Warrant to be issued at the Closing and to be exercisable six months from the Closing; and further

WHEREAS:                      The Company received and approved a Request Letter dated August 31, 2011 from the Assignor, attached hereto as Exhibit A, and received a Representation Letter dated August 31, 2011 from the Assignee and its shareholders, attached hereto as Exhibit B, whereby (A) the Company consented to the transfer to the Assignee of the rights and obligations of the Assignor under the Agreement, including issuing the Shares and the Warrant to the Assignee, and (B) the Assignee and/or its shareholders represented that (i) they are accredited investors as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act  of 1933, as amended, and (ii) the Assignee undertakes and makes all representations and warranties made by the Assignor pursuant to the Agreement and agreed to be bound by all covenants and agreements of the Assignor in the Agreement; and further

WHEREAS:                      The Assignor and the Assignee desire to enter this Assignment so as to further memorialize the assignment and assumption of all of Assignor’s rights and obligations under the Agreement to and by the Assignee.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

1.           Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Agreement.

2.           Assignee hereby accepts the Assignment of the Agreement and Assignee assumes and affirms all of the terms, covenants, representations, conditions, obligations, and liabilities otherwise required to be made, kept, performed and fulfilled by Assignor thereunder first arising or accruing on or after the date hereof, as if the Assignee was the original purchaser under the Agreement.

3.           Assignor and Assignee each hereby agree to cooperate in every respect as may be reasonably required by the other party in order to perfect and otherwise fully effectuate the assignment made to Assignee and the assumption of obligations by Assignee pursuant to the terms and provisions of this Assignment.  Without limiting the generality of the foregoing, each party agrees to execute such documents and/or join with such other party in the other actions reasonably requested by the other party in order to accomplish the aforesaid purposes, and to cooperate with the other party in confirming to any third parties the existence and effectiveness of this Assignment.

4.           This Assignment is intended solely to benefit the parties and shall not create any liabilities to any parties or expand any liabilities to any other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date referenced above.

WIGAM LLC

By: /s/ Ron Lubash
Name:  Ron Lubash
Title:  Authorized Signatory

                                                                                RPG FS ACQUISITION LIMITED

By: /s/ Alexej Havlicek
Name:  Alexej Havlicek
Title:  Director

AGREED AND ACKNOWLEDGED:

WIN GAMING MEDIA, INC.

By: /s/ Shimon Citron
Name:  Shimon Citron
Title:  Chief Executive Officer

Exhibit A

Request Letter

August 31, 2011

Win Gaming Media, Inc.
55 Igal Alon Street, Tel-Aviv, Israel
Attention: Mr. Shimon Citron, CEO

Dear Mr Citron:

Reference is made to the agreement between Win Gaming Media, Inc. (the “Company”) and the undersigned limited liability company dated August 22, 2011 as filed with the U.S. Securities and Exchange Commission in the Company’s Current Report on Form 8-K on August 24, 2011 (the “Agreement”).

You are hereby requested to issue the Securities as such term is referred to in the Agreement purchased by the undersigned under the Agreement to RPG FS ACQUISITION LIMITED, a company incorporated in the Republic of Cyprus (“RPG”).

By counter-signing below on behalf of the Company please indicate your (i) acceptance of this request, (ii) confirmation that payment for the Securities by or on behalf of RPG in the amount provided for in the Agreement shall constitute good discharge of the payment obligations of Wigam LLC under the Agreement and (iii) willingness to work with us to effect the transfer of the rights of Wigam LLC under the Agreement to RPG.

The attached representation letter contains representations made by RPG and each and any of its shareholders that they are accredited Investors in such term as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 as amended. The attached representation letter also contains RPG’s undertaking and making of all representations and warranties made by the undersigned in the Agreement, as well as RPG’s agreement to be bound by all covenants and agreements of the undersigned in the Agreement.

Yours sincerely,

WIGAM LLC

By: /s/ Ron Lubash
Name: Ron Lubash
Title: Authorized signatory

Address: PHS Corporate Services
1313 Market Street, Suite 5100
Wilmington DE 19807, USA

Fax No. 1-302-777-6595

Accepted and agreed:

WIN GAMING MEDIA, INC.

By: /s/ Shimon Citron
Name: Shimon Citron
Title: CEO and Authorized signatory

Exhibit B

Representation Letter

August 31, 2011
To:

WIGAM LLC
PHS Corporate Services
1313 Market St. Suite 5100
Wilmington, DE 19801, USA
Attention: Mr. Ron Lubash

Win Gaming Media, Inc.
55 Igal Alon Street, Tel-Aviv, Israel
Attention: Mr. Shimon Citron, CEO

Dear Sirs:

Reference is made to the agreement between Win Gaming Media, Inc. (the “Company”) and WIGAM LLC (“Wigam”) dated August 22, 2011 as filed with the U.S. Securities and Exchange Commission in the Company’s Current Report on Form 8-K on August 24, 2011 (the “Agreement”).

In connection with Wigam’s request to issue the Securities as such term is referred to in the Agreement purchased by Wigam under the Agreement to the undersigned, RPG FS ACQUISITION LIMITED, a company incorporated in the Republic of Cyprus ("RPG”), RPG hereby represents as follows:

1.	RPG is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 as amended.

2.	RPG hereby undertakes and makes all representations and warranties made by Wigam in the Agreement and agrees to be bound by all covenants and agreements of Wigam in the Agreement.

Furthermore, each of the shareholders of RPG hereby represents (on its own behalf and not on behalf of any other shareholder) that it is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act  of 1933 as amended.

RPG FS ACQUISITION LIMITED

/s/ Alexej Havlicek
By: Alexej Havlicek
Title: Director
Address: Anemomylos Office Building, 8 Michael Karaolis Street, 1095 Nicosia, Cyprus

RON LUBASH

/s/ Ron Lubash
By: Ron Lubash
Address:

THE J ISAACS CHARITABLE TRUST

/s/ J Isaacs
By: J Isaacs
Title: Trustee
Address: 61 Conduit Street, London W1S 2GB, United Kingdom

CAROLINA ENERGY HEDGING LIMITED CO.

/s/ Marshall Winn
By: Marshall Winn
Title: Manager
Address: 44 East Camperdown Way, Greenville SC 29601

XR INVESTMENT HOLDINGS LIMITED

/s/ Richard Parsons
By: Richard Parsons
Title: Director
Address: Little Denmark Building, P.O. Box 4584, Road Town, Tortola, British Virgin Islands

By initialing the appropriate space below, RPG hereby represents that it is:

/s/ RP (initials)	is a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

______________ (initials)	is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $ 1,000,000.

______________ (initials)
is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

______________ (initials)	is a trust with total assets in excess of $5,000,000, and was not formed for the specific purpose of acquiring the Shares.

/s/ AH (initials)	is an entity in which all of the equity owners fall within one of the categories set forth above.